UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.
Date of Report (Date of Earliest Event Reported):
August 11, 2006
MONRO MUFFLER BRAKE, INC.

(Exact name of registrant as specified in its charter)

New York	0-19357	16-0838627

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Holleder Parkway, Rochester, New York	14615

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(585) 647-6400

Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments and Item 7.01 Regulation FD
     On August 11, 2006, Registrant issued a press release in which it announced that it would not exercise its option to purchase the 87% of R&S Auto Parts and Service, Inc. d/b/a Strauss Discount Auto (“Strauss”) it did not currently own. A copy of the press release is furnished herewith.
     Further, on August 11, 2006, management concluded that it would be necessary for Registrant to take a charge with respect to Registrant’s current 13% equity investment in Strauss, as well as other costs incurred by Registrant related to Strauss. Management made this conclusion after learning that Strauss had filed petitions for relief under Chapter 11 of the U.S. Bankruptcy Code. At this time, Registrant expects the impairment to result in an after-tax charge of up to $1.7 million in the second fiscal quarter ended September 23, 2006. Management has determined that the impairment will result in future cash expenditures, which, at this time, are expected to be minor.

Exhibit No.	Description

99.1	Press Release dated August 11, 2006.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONRO MUFFLER BRAKE, INC. (Registrant)

August 14, 2006	By:	/s/ Catherine D’Amico

Catherine D’Amico
Executive Vice President — Finance